Exhibit 23.1

L.L. Bradford & Company, LLC

3441 South Eastern Avenue

Las Vegas, Nevada 89169

(702) 735-5030

June 11, 2007

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  Human BioSystems

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 27, 2007, relating to the financial statements of Human BioSystems.

Sincerely,

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC